Form 8-k is being submitted pursuant to Rule 901(d) of Regulation S-T

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2002

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina		29401
(Address of principal executive offices)		(Zip Code)

(843) 529-5933
Registrant's telephone number (including area code)

Item 5. Other Events

On January 18, 2002, First Financial Holdings, Inc. announced earnings for the quarter ended December 31, 2001. For more information regarding this matter, see the press release and selected financial data attached hereto as Exhibit 1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit (1). Press release dated January 18, 2002 and selected financial data for the quarter ended December 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Susan E. Baham
Susan E. Baham
Senior Vice President and Chief Financial Officer

Date: January 22, 2002

Exhibit 1

Press release dated January 18, 2002 with selected financial data.

Contact:	Susan E. Baham
Senior Vice President
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC.

REPORTS RECORD RESULTS FOR QUARTER

Charleston, South Carolina (January 18, 2002) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced record results for the quarter ended December 31, 2001.

First Financial reported net income of $6.8 million for the quarter ended December 31, 2001, an increase of 40% from net income of $4.9 million for the quarter ended December 31, 2000. For the quarter ended December 31, 2001, basic and diluted earnings per share were $.51 and $.49, respectively, compared with basic and diluted earnings per share of $.37 and $.36, respectively, for the quarter ended December 31, 2000. Returns on average equity and average assets were 17.14% and 1.17%, respectively, for the quarter ended December 31, 2001 compared with 13.87% and .86%, respectively, for the quarter ended December 31, 2000.

President and Chief Executive Officer A. Thomas Hood commented, "We are pleased to report that our first quarter of fiscal 2002 produced such strong earnings. Several factors contributed to the successful quarter, most notable the expansion in the net interest margin from 2.92% in the quarter ended December 31, 2000 to 3.75% in the current quarter. On a linked quarter basis, the net interest margin also increased from 3.50% in the quarter ended September 30, 2001. Net interest income in the quarter ended December 31, 2001 increased by 28% to $20.5 million from $16.0 million in the quarter ended December 31, 2000. Actions taken by the Federal Reserve Open Market Committee to lower short-term interest rates during the past twelve months have been beneficial to the Company. The Company's strategy to attract lower cost demand and money market deposits and increase consumer and business loans also had a favorable impact on net interest margins."

Hood also commented, "Non-interest income for the first quarter increased 39% to $7.1 million compared with $5.2 million in the same period in fiscal 2001. This increase was principally the result of strong gains on sales of loans and increases in insurance revenues. Lower market interest rates during the quarter produced an increase in the level of residential mortgage lending activity. Gains on sales of loans improved to $1.2 million from $175 thousand in the December 2000 quarter. Insurance revenues increased $1.0 million in the current quarter compared with the December 2000 quarter, principally from the additional operations of Kinghorn Insurance Services of Hilton Head, South Carolina, acquired in June 2001. Other income represented 15% of gross revenues in the first quarter of fiscal 2002 compared to 11% in the first quarter of fiscal 2001. Operating expenses increased $2.8 million to $15.6 million in the quarter ended December 31, 2001 compared with $12.7 million in the December 2000 quarter. The increase was primarily related to operating costs associated with additional insurance operations, increased numbers of retail branch locations and expenses associated with increased levels of business activities. Compared to the final quarter of fiscal 2001, the quarter ended September 30, 2001, operating expenses were up less than 1% in the current quarter."

Hood further noted, "We are off to a great start in executing our strategic business plan for fiscal 2002. Some sectors of our local markets are experiencing softness; however, we feel the region is well-positioned to continue to grow as national economic conditions improve. In early December, we successfully converted to Midwest Payment Systems as a partner for ATM and other electronic funds transfer services. We continue to upgrade systems to improve the customer's experience with all of our financial services. We have just introduced a new line of retail checking products with many value-added services, marketed under the "Awards Checking" brand. Growth in internet banking households continues strong with approximately 11% of all deposit household relationships taking advantage of the convenience of these services," Hood concluded.

As of December 31, 2001, total assets of First Financial were $2.3 billion, up only $33 million from December 31, 2000. Deposits were $1.4 billion at December 31, 2001, up $171 million, or 14%, from December 31, 2000. Loans receivable totaled $1.9 billion at December 31, 2001, up $89 million, or 5%, from December 31, 2000. Stockholders' equity totaled $161 million at December 31, 2001, and book value per common share increased to $11.99 compared to $10.73 one year ago.

Total problem assets increased to $19.0 million at December 31, 2001 from $14.3 million at December 31, 2000 and $14.6 million at September 30, 2001. The majority of the increase in problem assets was in retail real estate and consumer loans. The ratio of problem assets to total assets was .82% at December 31, 2001 compared to .63% at December 31, 2000 and September 30, 2001. The ratio of net loan charge-offs to average net loans annualized increased to 27 basis points in the current quarter compared to 18 basis points in the comparable quarter one year ago and 30 basis points in the September 2001 quarter.

First Financial is the multiple thrift holding company of First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association of Conway. The Associations operate a total of 44 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at firstfinancialholdings.com.

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(Dollars in thousands, except share data)

	Three Months Ended
	12/31/01	12/31/00	09/30/01
Statements of Income
Interest income	$ 40,542	$ 43,812	$ 42,250
Interest expense	20,066	27,854	23,004
Net interest income	20,476	15,958	19,246
Provision for loan losses	(1,516)	(850)	(1,500)
Net interest income after provision	18,960	15,108	17,746
Other income
Net gain on sale of loans	1,173	175	1,178
Net gain (loss) on sale of investments and
mortgage-backed securities	24	308	35
Brokerage fees	471	351	464
Commissions on insurance	1,858	836	2,194
Service charges and fees on deposit accounts	2,368	2,133	2,157
Loan servicing fees	470	505	411
Real estate operations (net)	(119)	41	(194)
Other	902	808	977
Total other income	7,147	5,157	7,222
Other expenses
Salaries and employee benefits	9,474	7,404	9,088
Occupancy costs	1,319	1,026	1,139
Marketing	480	356	625
Depreciation, amort., etc.	1,176	1,127	1,183
FDIC insurance premiums	66	67	64
Other	3,051	2,758	3,338
Total other expenses	15,566	12,738	15,437
Income before income taxes	10,541	7,527	9,531
Provision for income taxes	3,737	2,657	3,559
Net income	6,804	4,870	5,972
Earnings per common share:
Basic	0.51	0.37	0.45
Diluted	0.49	0.36	0.43
Average shares outstanding	13,396	13,323	13,402
Average diluted shares outstanding	13,835	13,596	13,855
Ratios:
Return on average equity	17.14%	13.87%	15.45%
Return on average assets	1.17%	0.86%	1.03%
Net interest margin	3.75%	2.92%	3.50%
Operating expense/average assets	2.68%	2.24%	2.66%
Efficiency ratio	58.64%	61.86%	60.66%
Net charge-offs/average net loans, annualized	0.27%	0.18%	0.30%

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(Dollars in thousands, except share data)

	12/31/01	12/31/00	09/30/01
Statements of Financial Condition
Assets
Cash and cash equivalents	$ 85,427	$ 72,316	$ 97,554
Investments	41,622	44,256	39,409
Loans receivable	1,930,565	1,841,553	1,905,333
Mortgage-backed securities	186,333	265,184	208,153
Office properties, net	32,473	29,811	32,968
Real estate owned	3,930	4,364	3,337
Other assets	38,522	28,502	38,910
Total Assets	2,318,872	2,285,986	2,325,664
Liabilities
Deposits	1,408,501	1,237,049	1,395,785
Advances from FHLB	683,000	750,900	625,000
Other borrowings	23,750	112,460	90,066
Other liabilities	42,981	42,519	57,920
Total Liabilities	2,158,232	2,142,928	2,168,771
Stockholders' equity
Stockholders' equity	179,016	160,844	173,812
Treasury stock	(21,330)	(18,622)	(19,797)
Accumulated other comprehensive income (loss)	2,954	836	2,878
Total stockholders' equity	160,640	143,058	156,893
Total liabilities and stockholders' equity	2,318,872	2,285,986	2,325,664
Stockholders' equity/assets	6.93%	6.26%	6.75%
Common shares outstanding	13,401	13,330	13,396
Book value per share	$ 11.99	$ 10.73	$ 11.71

	12/31/01	12/31/00	09/30/01
Credit quality-quarterly results
Total reserves for loan losses	$ 16,144	$ 15,438	$ 15,943
Loan loss reserves/net loans	0.84%	0.84%	0.84%
Reserves/non-performing loans	106.90%	155.33%	141.44%
Provision for losses	$ 1,516	$ 850	$ 1,500
Net loan charge-offs	$ 1,315	$ 815	$ 1,443

Problem assets
Non-accrual loans	$ 12,358	$ 7,195	$ 8,547
Accruing loans 90 days or more past due	48	35	25
Renegotiated loans	2,696	2,709	2,700
REO thru foreclosure	3,930	4,364	3,337
Total	$ 19,032	$ 14,303	$ 14,609
As a percent of total assets	0.82%	0.63%	0.63%

First Financial Holdings, Inc.
	As of / For the Quarter Ended (Unaudited)
BALANCE SHEET	12/31/01	09/30/01	06/30/01	03/31/01	12/31/00	09/30/00	06/30/00	03/31/00
Assets
Cash and investments	$ 127,049	$ 136,963	$ 121,218	$ 160,783	$ 116,572	$ 109,484	$ 114,327	$ 107,637
Loans receivable	1,930,565	1,905,333	1,896,801	1,884,223	1,841,553	1,838,497	1,848,619	1,863,687
Mortgage-backed securities	186,333	208,153	223,933	245,982	265,184	247,095	233,936	164,443
Office properties and equip.	32,473	32,968	31,654	29,893	29,811	29,503	28,131	25,938
Real estate owned	3,930	3,337	2,644	2,279	4,364	5,895	5,933	6,123
Other assets	38,522	38,910	37,814	28,903	28,502	26,037	24,904	22,308
Total assets	$2,318,872	$2,325,664	$2,314,064	$2,352,063	$2,285,986	$2,256,511	$2,255,850	$2,190,136
Liabilities
Deposits	$1,408,501	$1,395,785	$1,347,794	$1,314,130	$1,237,049	$1,241,295	$1,237,911	$1,229,097
Advances-FHLB	683,000	625,000	698,000	720,000	750,900	766,500	773,500	718,500
Other borrowed money	23,750	90,066	66,073	117,848	112,460	61,522	63,159	68,763
Other liabilities	42,981	57,920	49,909	51,479	42,519	49,343	47,927	43,582
Total liabilities	2,158,232	2,168,771	2,161,776	2,203,457	2,142,928	2,118,660	2,122,497	2,059,942
Total stockholders' equity	160,640	156,893	152,288	148,606	143,058	137,851	133,353	130,194
Total liabilities and stockholders' equity	$2,318,872	$2,325,664	$2,314,064	$2,352,063	$2,285,986	$2,256,511	$2,255,850	$2,190,136

Total shares o/s	13,401	13,396	13,382	13,353	13,330	13,318	13,325	13,338
Book value per share	$ 11.99	$ 11.71	$ 11.38	$ 11.13	$ 10.73	$ 10.35	$ 10.01	$ 9.76
Equity/assets	6.93%	6.75%	6.58%	6.32%	6.26%	6.11%	5.91%	5.94%

AVERAGE BALANCES
Total assets	$2,322,268	$2,319,864	$2,333,064	$2,319,025	$2,271,249	$2,222,993	$2,222,993	$2,173,531
Earning assets	2,181,700	2,197,635	2,226,638	2,202,304	2,182,752	2,118,266	2,118,266	2,075,010
Loans	1,931,170	1,926,031	1,926,075	1,877,242	1,836,828	1,891,476	1,891,476	1,847,952
Costing liabilities	2,091,818	2,119,059	2,139,536	2,115,171	2,079,855	2,028,156	2,028,156	1,984,209
Deposits	1,406,609	1,378,215	1,326,843	1,266,319	1,233,439	1,227,994	1,227,994	1,225,150
Equity	158,767	154,591	150,447	145,832	140,455	131,774	131,774	129,012

First Financial Holdings, Inc.

	Quarter Ended (Unaudited)								Fiscal Year (unaudited)
	12/31/01	09/30/01	06/30/01	03/31/01	12/31/00	09/30/00	06/30/00	03/31/00	09/30/01	09/30/00
STATEMENT OF OPERATIONS
Total interest income	$ 40,542	$ 42,250	$ 43,436	$ 43,779	$ 43,812	$ 43,008	$ 41,228	$ 39,409	$173,277	$161,642
Total interest expense	20,066	23,004	25,150	26,900	27,854	27,510	25,338	23,660	102,908	98,888
Net interest income	20,476	19,246	18,286	16,879	15,958	15,498	15,890	15,749	70,369	62,754
Provision for loan losses	(1,516)	(1,500)	(1,350)	(1,275)	(850)	(575)	(640)	(690)	(4,975)	(2,745)
Net int. inc. after provision	18,960	17,746	16,936	15,604	15,108	14,923	15,250	15,059	65,394	60,009
Other income
Net gain (loss) on sale of loans	$ 1,173	$ 1,178	$ 559	$ 468	$ 175	$ 22	$ 38	$ 27	$ 2,380	$ 128
Gain on investment securities	24	35	(3)	232	308	116	28	0	572	144
Brokerage fees	471	464	430	450	351	440	440	476	1,696	1,793
Commissions on insurance	1,858	2,194	1,309	891	836	973	735	568	5,230	2,837
Loan servicing fees	470	411	489	526	505	565	448	316	1,931	1,883
Svc. chgs/fees-dep. accts	2,368	2,157	2,166	2,033	2,133	1,965	1,915	1,801	8,489	7,593
Real estate operations (net)	(119)	(194)	(74)	1,090	41	243	50	40	863	377
Other	902	977	972	1,001	808	993	951	1,049	3,757	3,555
Total other income	7,147	7,222	5,848	6,691	5,157	5,317	4,605	4,277	24,918	18,310
Other expenses
Salaries & employee benefits	9,474	9,088	8,074	7,954	7,404	7,219	6,843	6,938	32,520	28,008
Occupancy costs	1,319	1,139	993	1,037	1,026	1,004	966	862	4,195	3,738
Marketing	480	625	402	376	356	476	366	398	1,759	1,579
Depreciation, amort. Etc.	1,176	1,183	1,130	1,097	1,127	1,102	986	952	4,537	3,914
Other	3,117	3,402	3,035	2,870	2,825	2,708	2,904	2,552	12132	10645

Total other expenses	15,566	15,437	13,634	13,334	12,738	12,509	12,065	11,702	55,143	47,884
Income before taxes	10,541	9,531	9,150	8,961	7,527	7,731	7,790	7,634	35,169	30,435
Provision for income taxes	3,737	3,559	3,228	3,166	2,657	2,595	2,690	2,709	12,610	10,507
Net Income	$ 6,804	$ 5,972	$ 5,922	$ 5,795	$ 4,870	$ 5,136	$ 5,100	$ 4,925	$ 22,559	$ 19,928

Average shares o/s, basic	13,396	13,402	13,362	13,341	13,323	13,321	13,332	13,357	13,357	13,341
Average shares o/s, diluted	13,835	13,855	13,760	13,721	13,596	13,521	13,519	13,571	13,733	13,559
Net income per share - basic	$ 0.51	$ 0.45	$ 0.44	$ 0.43	$ 0.37	$ 0.39	$ 0.38	$ 0.37	$ 1.69	$ 1.49
Net income per share - diluted	$ 0.49	$ 0.43	$ 0.43	$ 0.42	$ 0.36	$ 0.38	$ 0.38	$ 0.36	$ 1.64	$ 1.47
Dividends paid per share	$ 0.17	$ 0.155	$ 0.155	$ 0.155	$ 0.155	$ 0.14	$ 0.14	$ 0.14	$ 0.62	$ 0.56

First Financial Holdings, Inc.

	Quarter Ended (unaudited)								Fiscal Year (unaudited)
	12/31/01	09/30/01	06/30/01	03/31/01	12/31/00	09/30/00	06/30/00	03/31/00	09/30/01	09/30/00
OTHER RATIOS
Return on Average Assets	1.17%	1.03%	1.02%	1.00%	0.86%	0.91%	0.92%	0.91%	0.98%	0.91%
Return on Average Equity	17.14%	15.45%	15.75%	15.90%	13.87%	15.15%	15.48%	15.27%	15.27%	15.21%
Average yield on earning assets	7.43%	7.69%	7.80%	7.95%	8.02%	7.90%	7.78%	7.60%	7.87%	7.71%
Average cost of paying liabilities	3.80%	4.31%	4.72%	5.16%	5.29%	5.25%	5.03%	4.76%	4.87%	4.94%
Gross spread	3.63%	3.38%	3.08%	2.79%	2.73%	2.65%	2.75%	2.84%	3.00%	2.77%
Net interest margin	3.75%	3.50%	3.28%	3.07%	2.92%	2.85%	3.00%	3.04%	3.20%	2.99%
Operating exp./avg. assets	2.68%	2.66%	2.34%	2.30%	2.24%	2.22%	2.17%	2.15%	2.39%	2.19%
Efficiency ratio	58.64%	60.66%	57.64%	61.22%	61.86%	61.22%	59.20%	58.63%	60.28%	59.55%
LOANS ORIGINATED
Mortgage	$ 126,748	$ 100,449	$ 127,607	$ 80,832	$ 70,903	$ 105,635	$ 105,635	$ 93,090	$ 379,791	$ 361,712
Consumer	46,601	52,108	57,243	45,893	49,765	60,015	60,015	49,671	$ 205,009	$ 210,786
Commercial	23,361	23,058	32,993	30,156	22,662	20,999	20,999	22,140	$ 108,869	$ 81,659
Total loan originations	$ 196,710	$ 175,615	$ 217,843	$ 156,881	$ 143,330	$ 186,649	$ 186,649	$ 164,901	$ 693,669	$ 654,157

COMPOSITION OF GROSS LOAN PORTFOLIO
Residential (1-4 family)	$1,264,222	$1,239,806	$1,248,937	$1,254,885	$1,232,678	$1,310,518	$1,310,518	$1,352,043
Other residential	45,495	50,195	54,226	49,366	48,545	50,365	50,365	48,066
A & D and lots	86,303	90,186	91,590	93,492	92,881	88,667	88,667	87,697
Commercial real estate	131,511	132,116	131,901	133,859	134,949	129,459	129,459	131,308
Consumer	347,480	350,443	342,237	330,217	332,149	288,929	288,929	261,501
Commercial business	98,637	93,081	86,451	76,958	61,369	53,953	53,953	51,249
	$1,973,648	$1,955,827	$1,955,342	$1,938,777	$1,902,571	$1,921,891	$1,921,891	$1,931,864
ASSET QUALITY
Non-accrual loans	$ 12,358	$ 8,547	$ 8,504	$ 9,717	$ 7,195	$ 5,881	$ 4,166	$ 4,356
Loans 90 days or more past due	48	25	26	24	35	29	24	1,404
Renegotiated loans	2,696	2,700	2,703	2,706	2,709	2,712	2,715	2,718
REO thru foreclosure	3,930	3,337	2,644	2,279	4,364	5,895	5,933	6,123
TOTAL	$ 19,032	$ 14,609	$ 13,877	$ 14,726	$ 14,303	$ 14,517	$ 12,838	$ 14,601
LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$ 16,144	$ 15,943	$ 15,886	$ 15,655	$ 15,438	$ 15,403	$ 15,388	$ 15,175
Loan loss reserves/net loans	0.84%	0.84%	0.84%	0.83%	0.84%	0.84%	0.83%	0.81%
Provision for losses	1,516	1,500	1,350	1,275	850	575	640	690
Net loan charge-offs	1,315	1,443	1,119	1,058	815	560	427	301
Net charge-offs/average net loans	0.07%	0.08%	0.06%	0.06%	0.04%	0.03%	0.02%	0.02%
Annualized net charge-offs/
average loans	0.28%	0.30%	0.24%	0.23%	0.18%	0.12%	0.09%	0.06%